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                                  EXHIBIT 4.6








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                              MAGENTA CORPORATION

                        1994 INCENTIVE STOCK OPTION PLAN

 This 1994 Incentive Stock Option Plan (the "Plan") is adopted this 12 day of April, 1994.



                  SECTION I. PURPOSE OF PLAN; ADMINISTRATION.

         1.1 Purpose. The intent and purpose of this Plan is to strengthen MAGENTA Corporation (the "Corporation"), a Delaware corporation, by providing a means to attract and retain competent personnel and to provide to participating non-employee directors, officers and other key employees added incentive for high levels of performance and for unusual efforts to improve the financial performance of the Corporation. The purposes may be achieved through the grant of options to purchase Common Stock of the Corporation (the "Common Stock").

         1.2 Administration. This Plan shall be administered by the Board of Directors of the Corporation or the Executive Committee of the Board or a duly established Stock Option Committee thereof (the Board or any such committee is hereinafter referred to as the "Committee"). Any action which may be taken hereunder by the Committee may be taken by the Stock Option Committee (if such a committee is established), the Executive Committee or the Board of Directors of the Corporation. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or by the written consent of a majority, of its members. Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive. Subject to the express provisions of the Plan, the Committee shall determine from the eligible class the individuals who shall receive options, and the terms and provisions of such options (which need not be identical). No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder.

         1.3 Participation. Only officers and other key employees of the Corporation, its parent or any of its subsidiaries, as defined in section 424 of the Internal Revenue Code, as amended (the "Code"), shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however, that members of the Committee shall not, while members thereof, be eligible to receive options under this Plan. An individual who has been granted an option (a "Participant") may, if otherwise eligible, be granted additional options if the Committee shall so determine.

         1.4 Stock Subject to the Plan. Subject to the adjustments as provided in Section 3.1 hereof, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock. The aggregate amount of Common Stock to be issued under this Plan shall not exceed




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25,000 shares. If any option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereof shall again be available for the purposes of this Plan.

         1.5 Option Agreement. All options granted hereunder shall be evidenced by a written Stock Option Agreement substantially in the form of Exhibit A hereto, as amended from time to time; provided that the terms and conditions of a particular Stock Option Agreement may be different from those contained in Exhibit A as shall be appropriate in the discretion of the Committee. The Committee shall adopt such an agreement for each option and may include in such agreement any term or provision not prohibited by Section 422 of the Code and not inconsistent with this Plan.

                         SECTION II. STOCK OPTION TERMS

         2.1 Option Price. Except as otherwise provided herein, the purchase price of Common Stock covered by each option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of such stock on the date the option is granted. If an option is granted to an employee who, at the time such option is granted, owns or is deemed to own more than ten percent of the total combined voting power of all classes of stock of the Corporation, the option price shall be at least 110% of the Fair Market Value of the stock on the date of the granting of the option. "Fair Market Value" shall mean either (i) the average of the closing bid and asked prices of Common Stock as quoted in the Over-the-Counter Market Summary or the closing price on any exchange upon which the Corporation's Common Stock may hereafter be listed, both as published in the Eastern Edition of The Wall Street Journal for a given date, or if no trading occurred on such date for the next preceding date on which such trading occurred or (ii) if there is no trading of the Common Stock either Over-the-Counter or on an exchange, the value established by the Committee in good faith. The purchase price of any shares purchased shall be paid in full in cash or by check at the time of each purchase; provided that, subject to the discretion of the Committee and upon receipt of all regulatory approvals, the person exercising the option may deliver Common Stock to the Corporation in payment of the exchange price. Such stock shall be valued at its Fair Market Value on the day of exercise of the option.

         2.2 Option Period. Except as provided below, each option and all rights or obligations thereunder shall expire on such date as the Committee shall determine, but not later than the day before the tenth anniversary of the date on which the option is granted (the "Expiration Date"), and shall be subject to earlier termination as hereinafter provided. If an option is granted to an employee, who at the time the option is granted owns or is deemed to own more than ten percent of the total combined voting power of all classes of stock of the Corporation, each such option and all rights or obligations thereunder shall expire as the Committee shall determine, but not later than the day before the fifth anniversary of the date on which the option is granted (also the "Expiration Date").

         2.3 Exercise of Options. Each option shall become exercisable and the total number of shares subject thereto shall be purchasable, in such installments, which need not be equal, as


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the Committee shall determine; provided, however, that if the Participant shall not purchase in any given installment period all of the shares purchasable, the right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such Participant's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, but may not increase the total number of shares subject to the option. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Notwithstanding the foregoing, the Committee shall have the authority to provide that an option shall become exercisable as to all the Option Shares upon the entering into of an agreement pursuant to which at least a majority of the outstanding Common Stock, or all or substantially all of the Corporation's assets, will be sold in one transaction or a series of related transactions to one or more parties who are not shareholders of the Corporation and in connection therewith, provide for a method of exercising the option and paying the exercise price for the subject stock as the Committee shall determine.

         2.4 Non-transferability of Options. An option granted under this Plan shall, by its terms, be non-transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the option holder or by the Participant's duly appointed guardian or personal representative.

         2.5 Termination of Employment. If the Participant's employment with the Corporation, its parent or any of its subsidiaries terminates for any reason other than death or disability, or transfer to a parent of the Corporation or any of its subsidiaries thereof, such Participant shall have, at the discretion of the Committee, a period no longer than three months from the date of termination (but not beyond the Expiration Date) to exercise his option. Upon expiration of such three month or lesser period, all unexercised options of such Participant shall terminate. If the Committee does not grant such a period in the Stock Option Agreement required by Section 1.5 hereof, all of Participant's unexercised options shall terminate at the close of business on Participant's last day of employment. For purposes of this Section 2.5, if a Participant remains employed by a corporation that was a parent of the Corporation on the date the option was granted, that Participant shall be deemed still employed by a parent even after such corporation is no longer the Corporation's parent as defined in Section 424 of the Code.

         2.6 Disability of Employee. If the Participant's employment with the Corporation, its parent or any of its subsidiaries terminates as a result of his disability, such Participant shall have, at the discretion of the Committee, a period no longer than three months from the date of termination (but not beyond the Expiration Date) to exercise his option. Upon expiration of such three month or lesser period, all unexercised options of such Participant shall terminate. If the Committee does not grant such a period in the agreement required by Section 1.5 hereof, all of Participant's unexercised options shall terminate at the close of business on Participant's last day of employment. For purposes of this Plan, an individual is disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than three months.


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         2.7     Death of Employee. If any Participant dies while employed by the Corporation, its parent or any of its subsidiaries, such Participant's options shall be exercised by the person or persons to who the Participant's rights under the options shall pass by will or by the applicable laws of descent and distribution to the extent the options are then exercisable. Such person or persons shall have the lesser of 12 months from the date of the Participant's death or until the Expiration Date of the options to exercise the options. Provided such extension is permissible under the Code, without affecting the status of any option granted hereunder as an incentive stock option, the Committee may in its discretion, at the time of grant of the option, extend such time to exercise; however, such extension may not permit exercise after the Expiration Date of the option. Upon termination of such 12 month or lesser period, all unexercised options of such Participant shall terminate. Options granted but not yet exercisable at the time of the Participant's death shall terminate at his death.

         2.8 Issuance of Stock Certificates. Upon exercise of an option the person exercising such option shall be entitled to one stock certificate evidencing the shares acquired upon exercise; provided, however, that any person who tenders Common Stock of the Corporation when exercising the option shall be entitled to receive two certificates, one representing a number of shares equal to the number of shares exchanged for the stock acquired upon exercise and another representing the additional shares, if any, acquired upon exercise of the option.

         2.9 Limitation on Grant. The aggregate Fair Market Value determined as of the time the option is granted of the Common Stock with respect to which options are exercisable for the first time by the Participant during any calendar year, under this Plan and all other incentive stock option plans of the Corporation, its parent or any of its subsidiaries, shall not exceed $100,000.

                         SECTION III. OTHER PROVISIONS

         3.1     Adjustments Upon Changes in Capitalization.

                 3.1.1 Subject to any action by the stockholders required by law, the number of shares of Common Stock covered by this Plan and any outstanding options and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock divided on the Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation (for this purpose, issuances of shares upon conversion of convertible securities shall be deemed as issuance for which the Corporation received consideration).

                 3.1.2 Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, an outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation shall cause an outstanding option to terminate; provided that the holder of any outstanding option shall, in


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such event, be given at least 30 days prior written notice of such event (which notice, if mailed, shall be deemed given at the time of mailing) and shall have the right until such event to exercise his option to the extent then exercisable; provided further that the Committee in its discretion may in the event of any such dissolution, liquidation, merger or consolidation accelerate the accrual of exercise rights in such manner as the Committee shall deem appropriate. Nevertheless, if approved by the Committee with respect to a merger or consolidation, a new option in the successor corporation may be substituted for an outstanding option or an outstanding option may be assumed by the successor corporation.

                 3.1.3 Adjustments under this Section 3.1 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

         3.2     Rights of Participants and Beneficiaries.

                 3.2.1 Nothing contained in the Plan or in any option granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Corporation, its parent or any of its subsidiaries, or constitute any contract or agreement of employment to interfere in any way with the right of the Corporation, its parent or any of its subsidiaries to reduce such person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment, but nothing contained herein or in any option agreement shall affect any contractual rights of an employee.

                 3.2.2 Except as provided in Section 2.7 of this Plan, the Corporation shall provide all benefits hereunder only to the Participant or beneficiaries entitled thereto pursuant to this Plan. The Corporation, its parent or its subsidiaries shall not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights under this Plan may not be taken in execution or by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Corporation, its parent or any of its subsidiaries; nor shall any Participant or his or her beneficiaries have any right to assign, pledge or hypothecate any benefits hereunder.

         3.3 Government Regulations. The Plan and the grant and exercise of options shall be subject to all applicable rules and regulations of governmental authorities.

         3.4 Withholding. The Corporation, its parent or any of its subsidiaries that employs the Participant shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of any option, or as otherwise may be required by such laws. The Corporation, its parent or any of its subsidiaries may require as a condition to issuing shares upon exercise of an option that the Participant or other person exercising the option pay any sums that federal, state or local tax law requires to be withheld with respect to such exercise. There is no obligation hereunder that any Participant be advised of the existence of the tax or the amount which the employer corporation will be so required to withhold.


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         3.5     Amendment and Termination.

                 3.5.1 The Board of Directors of the Corporation may at any time suspend, amend or terminate this Plan and may, with the consent of the holder of an option, make such modifications of the terms and conditions of such option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the affected Participant, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                 3.5.2 In addition to Board of Directors approval of an amendment, if Section 422 of the Code requires shareholder approval of such amendment, then such amendment shall be approved by the holders of a majority of the Corporation's outstanding capital stock entitled to vote at a meeting held for the purpose of approving such amendment.

         3.6     Time of Grant and Exercise.

                 3.6.1 The granting of an option pursuant to the Plan shall take place at the time of the Committee's action, as described in Section 1.2 hereof; provided, however, that if the appropriate resolutions of the Committee indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date.

                 3.6.2 An option shall be deemed to be exercised when the Secretary of the Corporation receives written notice from a Participant of such exercise, together with payment of the purchase price determined pursuant to
Section 2.1 of the Plan.

         3.7 Privileges of Stock Ownership: Non-Distributive Intent. A Participant shall not be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered to him. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the stock issuance upon exercise, the Participant shall represent and warrant in writing to the Corporation that the shares purchased are not being acquired with a view to the distribution thereof. No shares shall be issued upon the exercise of any option unless and until any then applicable requirements of the Securities and Exchange Commission, and any other regulatory agencies having jurisdiction and any exchanges upon which Common Stock may be listed shall have been fully satisfied.

         3.8 Effective Date of the Plan. This plan shall be effective as of April 12, 1994, the date the Plan was approved by the Board of Directors of the Corporation. A Majority of the Corporation's outstanding capital stock entitled to vote must approve of the Plan within 12 months of approval by said Board and before any option issued pursuant to the Plan may be exercised.

         3.9 Termination of the Plan. Unless previously terminated by the Committee, this Plan shall terminate at the close of business on April 11, 2004, and no option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted.



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